Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Corporation Announces
a 5% Increase in its Dividend in 2015

STAMFORD, Conn.,  December 11, 2014  – Frontier Communications Corporation  (NASDAQ: FTR) announced today that its Board of Directors has approved a 5% increase in the planned quarterly cash dividend rate, commencing with the dividend for the first quarter of 2015.  The quarterly dividend will be increased from $0.10 per share to 10.5¢ per share.  On an annual basis, the dividend will be increased from $0.40 to $0.42 per share.  Each future quarterly dividend must be declared by the Company’s Board of Directors prior to payment.

“Today’s announcement reflects the Board’s confidence in Frontier’s business and financial strength and our solid execution performance in integrating the Connecticut acquisition,” said Maggie Wilderotter, Chairman and Chief Executive Officer.  “Increasing the dividend rewards our shareholders, and we have a sustainable payout ratio to support this new rate in 2015.”

The Board of Directors intends to declare the first quarter 2015 dividend in February 2015, at which time the Company will announce the record and payment dates for this dividend.  It is expected that the first increased dividend will be paid in late March 2015.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband,  voice, video, wireless Internet data access, data security solutions, bundled offerings, and specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 28 states.  Frontier’s approximately 17,000 employees are based entirely in the United States.  More information is available at www.frontier.com.

Forward-Looking Statements

This document contains "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to the recently-concluded AT&T transaction, including the ability to successfully integrate the Connecticut operations, diversion of management’s attention, effects of increased expenses or unanticipated liabilities, ability to realize anticipated cost savings, sufficiency of the assets acquired from AT&T, maintenance of customer and supplier relationships, and our ability to meet debt and debt service obligations, which have increased as a result of the AT&T transaction; competition from cable, wireless and other wireline carriers and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2015 and beyond; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Steve Crosby
Vice President, Investor Relations	SVP, Corp. Comm.
(203) 614-5044	(916) 206-8198
luke.szymczak@ftr.com	steven.crosby@ftr.com

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